FORM OF PROXY


The Directors recommend a vote FOR Proposals 1, 2, 3 and 4.


                                                FOR           WITHHELD

1. Election of Directors
   For all nominees listed below.
   Class II (2003)
   Allen R. Rowland and Ronald Townsend

   For, except vote withheld from
   the following nominee(s):


   __________________________________



                                               FOR    AGAINST    ABSTAIN


2. Amendment to the Revised
   Winn-Dixie Stock Purchase Plan for
   Employees


3. Amendment to the Key Employee
   Stock Option Plan.

4. Ratification of KPMG
   LLP as auditors.


SPECIAL ACTION

Discontinue Annual Report Mailing for this account due to other accounts at same address. __________________




SIGNATURE(S)____________________________        Date _____________,2000


Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.


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Dear Fellow Shareholder:

The 72nd Annual Meeting of Shareholders of Winn-Dixie Stores, Inc., will be held at the headquarters office of the Company at 5050 Edgewood Court, Jacksonville, Florida, at 9:00 a.m. on Wednesday, October 4, 2000.

The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders at the meeting.

Whether you can or cannot attend, please sign, date and return your proxy form as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may choose to revoke your proxy and vote personally. It is important in either case that your shares be represented.

Sincerely,

/s/ A. Dano Davis

A. Dano Davis

Chairman


/s/ Allen R. Rowland

Allen R. Rowland

President and Chief Executive Officer

5050 Edgewood Court - Jacksonville, FL 32254-3699



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                             WINN-DIXIE STORES, INC.

               5050 EDGEWOOD COURT - JACKSONVILLE, FLORIDA 32254-3699


Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October 4, 2000.


The undersigned hereby appoints A. DANO DAVIS, ROBERT D. DAVIS and T. WAYNE DAVIS or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company on October 4, 2000, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, and any matters of which the Company did not receive notice by July 13, 2000, subject to any directions indicated on the other side of this card. If no directions are given, the proxies will vote for
(1) the election of all nominees listed below, (2) the Directors' proposals 2, 3 and 4 listed on the other side of the card, and (3) at their discretion, on any other matters that may properly come before the meeting or any adjournments thereof and any matters of which the Company did not receive notice by July 13, 2000. The undersigned hereby revokes any proxy heretofore given to any person or persons whomsoever (other than the proxies named above) to vote such Common Stock and ratifies and confirms all that the proxies named above may or shall do by virtue hereof.

The nominees for election as Class II Directors are: Allen R. Rowland and Ronald Townsend.

This card also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan, as described in the proxy statement.

Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope or otherwise to Inspectors of Election, Winn-Dixie Stores, Inc., P.O. Box 8999, Edison, NJ 08818-9999, so that your shares can be represented at the meeting.


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Corporate Profile



Winn-Dixie Stores, Inc., is one of the nation's largest retail food chains. As of June 28, 2000, the Company operated 1,079 supermarkets in 14 states and the Bahamas, supported by a network of distribution and warehouse facilities, manufacturing plants and a fleet of trucks.


Company Direction


The Company has begun a significant corporate restructuring aimed at enhancing the facilities, products and services offered to our customers. Among the actions taken have been the reduction and realignment of management, the closing of unprofitable stores, the consolidation of division offices and the centralization of buying, marketing and merchandising. The Company anticipates the restructuring will result in expense reductions, improved store operations and the creation of value for our customers, associates and shareholders.

The restructuring is another step in our goal to be the supermarket of choice in the Sunbelt. We will continue to aggressively pursue our opportunities to increase our market share within our operating area.


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